INEI CORPORATION

EXHIBIT 21.0 - SUBSIDIARIES OF THE REGISTRANT


1.       Insituform Ohio, Inc.
                  Began November 1987
                  100% owned by Insituform East, Incorporated ("IEI") Delaware Corporation
                  Inactive

2.       Insituform of Pennsylvania, Inc. Began August 1981 100% owned by IEI Pennsylvania Corporation Inactive

3.       Insituform of Delaware, Inc. Began July 1981 100% owned by IEI
                  Delaware Corporation Inactive

4.       Insitu, Inc. Began July 1981 100% owned by IEI Delaware
                  Corporation
                  General partner (42.5% interest) in
                    Midsouth Partners effective March 1990

5.       Midsouth, LLC
                  Formed July 1999
                  100% owned by IEI and Insitu, Inc.
                  Delaware Limited Liability Corporation
                  General partner (57.5% interest) in
                    Midsouth Partners effective July 1999

6.       Midsouth Partners Began December 1985 42.5% owned by Insitu,
                  Inc. 57.5% owned by Midsouth, LLC Tennessee General Partnership Inactive

7.       TRY TEK Machine Works, Inc. Acquired May 1989
                  100% owned by IEI as of March 1995
                  Pennsylvania Corporation
                  Designs and builds special machinery, including
                    machinery used in pipeline rehabilitation processes.